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                                                                     EXHIBIT 3.2

                         BYLAWS OF ALL CYCLE WASTE, INC.

                               ARTICLE I. OFFICES

SECTION 1.1    BUSINESS OFFICE.

               The principal office of the corporation shall be located at any place either within or outside the State of Vermont as designated in the corporation's most current annual report filed with the Vermont Secretary of State. The corporation may have such other offices, either within or without the State of Vermont as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in Section 2.14 of these bylaws.

SECTION 1.2    REGISTERED OFFICE.

               The registered office of the corporation shall be located within Vermont and may be, but need not be, identical with the principal office (if located within Vermont). The address of the registered office may be changed from time to time.

                            ARTICLE II. SHAREHOLDERS

SECTION 2.1    ANNUAL SHAREHOLDER MEETING.

               The annual meeting of the shareholders shall be held on the 1st day of April in each year, beginning with the year 1995, or on such other day within 120 days of the close of the corporation's fiscal year as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Vermont, such meeting shall be held on the next succeeding business day.

               If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

SECTION 2.2    SPECIAL SHAREHOLDER MEETINGS.

               Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president, or by the board of directors or by the secretary, and shall be called by the president or secretary at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting; provided that such request for a special meeting must be in writing and signed and dated by holders of the required number of shares.

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SECTION 2.3    PLACE OF SHAREHOLDER MEETING; TELECOMMUNICATIONS.

               The board of directors or the notice of meeting may designate any place, either within or without the State of Vermont, as the place of meeting for any annual or any special meeting of the shareholders, unless by written consents (which may be in the form of waivers of notice or otherwise), all shareholders entitled to vote at the meeting designate a different place, either within or without the State of Vermont, as the place for the holding of such meeting. If no designation is made by either the directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the corporation in the State of Vermont. Rather than holding a meeting at a designated location, any annual or special meeting of the shareholders may be conducted by means of any telecommunications mechanism, including video-conference telecommunication.

SECTION 2.4    NOTICE OF SHAREHOLDER MEETING.

               (a) REQUIRED NOTICE. Written notice stating the date, time and place of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Vermont Business Corporation Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earliest of: (1) when deposited in the United States mail, correctly addressed to the shareholder at his or her address as shown on the corporation's then current record of shareholders, with first class postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's then current record of shareholders.

               (b) ADJOURNED MEETING. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is, or must be fixed (SEE Section 2.5), then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to those persons who are shareholders as of the new record date.

               (c) WAIVER OF NOTICE. The shareholder may waive notice of the meeting (or any notice required by the Vermont Business Corporation Act, articles of incorporation, or bylaws) by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

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                    A shareholder's attendance at a meeting:

                    (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
                    (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder makes timely objection to considering the matter when it is presented, or when the shareholder thereafter becomes aware that the matter has been presented.

               (d) CONTENTS OF NOTICE. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(d), or as provided in the corporation's articles, or otherwise in the Vermont Business Corporation Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

                    If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property other than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by a copy or summary, as the case may be, of the: (1) articles of amendment; (2) plan of merger or share exchange; or (3) transaction for disposition of all the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Chapter 13 of the Vermont Business Corporation Act. If the corporation issues, or authorizes the issuance of shares for promissory notes, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director, such action shall be reported to all the shareholders with or before notice of the next shareholder meeting.

SECTION 2.5    FIXING OF RECORD DATE.

               For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be less than 10 nor more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

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               (a)  With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call such a meeting, the day before the first notice is delivered to shareholders;
               (b) With respect to a special shareholder meeting demanded by the shareholders, the date the first shareholder signs the demand;
               (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;
               (d) With respect to actions taken in writing without a meeting (pursuant to Section 2.12), the date the first shareholder signs a consent; and
               (e) With respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

               When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 2.6    SHAREHOLDER LIST.

               The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.14, to copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

SECTION 2.7    SHAREHOLDER QUORUM AND VOTING REQUIREMENTS.

               If the articles of incorporation or the Vermont Business Corporation Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

               Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to Section 2.8, or the Vermont Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

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               If the articles of incorporation or the Vermont Business
Corporation Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

               Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

               If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to Section 2.8, or the Vermont Business Corporation Act requires a greater number of affirmative votes.

SECTION 2.8    INCREASING QUORUM OR VOTING REQUIREMENTS.

               For purposes of this Section 2.8, a "supermajority quorum" is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority voting requirement" is any requirement that requires the vote of more than a majority of affirmative votes of a voting group at a meeting.

               The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a supermajority quorum or supermajority voting requirement.

               The adoption or amendment of a bylaw that adds, changes, or deletes a supermajority quorum or supermajority voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

               A bylaw that fixes a supermajority quorum or supermajority voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors

SECTION 2.9    PROXIES.

               At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.

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SECTION 2.10   VOTING OF SHARES.

               Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

               Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

               Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

SECTION 2.11   CORPORATION'S ACCEPTANCE OF VOTES.

               (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

               (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

                    (1) the shareholder is an entity as defined in the Vermont Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;
                    (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
                    (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;
                    (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

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                    (5)  two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

               (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

               (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

               (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

SECTION 2.12   INFORMAL ACTION BY SHAREHOLDERS.

               Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.

               Action may be taken by consent of a majority of the shareholders entitled to vote thereon to the extent permitted, and in accordance with the procedures set forth, in the articles of incorporation.

               A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 2.13   VOTING FOR DIRECTORS.

               Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

SECTION 2.14   SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

               (a) MINUTES AND ACCOUNTING RECORDS. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a

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                    record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

               (b) ABSOLUTE INSPECTION RIGHTS OF RECORDS REQUIRED AT PRINCIPAL OFFICE. If a shareholder gives the corporation written notice of his or her demand at least five business days before the date on which the shareholder wishes to inspect and copy, the shareholder (or his or her agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office (or, if such office is not in Vermont, at its registered office in Vermont):

                    (1) its articles or restated articles of incorporation and all amendments to them currently in effect;
                    (2) its bylaws or restated bylaws and all amendments to them currently in effect;
                    (3) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
                    (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting;
                    (5) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years to the shareholders;
                    (6) a list of the names and business addresses of its current directors and officers; and
                    (7) its most recent annual report delivered to the Secretary of State.

               (c) CONDITIONAL INSPECTION RIGHT. In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he or she wishes to inspect and copy, he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records are directly connected with his or her purpose, a shareholder of the corporation (or his or her agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

                    (1)  accounting records of the corporation; and
                    (2) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

               (d) COPY COSTS. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and

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                    material, for copies of any documents provided to the
                    shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

               (e)  SHAREHOLDER INCLUDES BENEFICIAL OWNER. For Purposes of this
                    Section 2.14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

SECTION 2.15   FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS.

               (a) The corporation shall furnish its shareholders annual financial statements (which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate) that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

               (b) If the annual financial statements are reported upon by a public accountant, his or her report must accompany them. If not reported upon by a public accountant, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

                    (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and
                    (2) describing any respect in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

               (c) The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail to the shareholder the latest financial statements.

SECTION 2.16   DISSENTERS' RIGHTS.

               Each shareholder shall have the right to dissent from and obtain payment of the fair value of his or her shares when so authorized by the Vermont Business Corporation Act, the articles of incorporation, these bylaws, or in a resolution of the board of directors.

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                         ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1    GENERAL POWERS.

               Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 3.2    NUMBER, TENURE, AND QUALIFICATIONS OF DIRECTORS.

               Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be at least three (3) persons, the exact number to be determined by the shareholders at any meeting; provided that, if the number of shareholders is less than three (3), the number of directors may be a minimum number equal to the number of shareholders. If the articles of incorporation do not name the initial directors, the incorporators shall determine the number of directors on the initial board. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his or her term expires, the director shall continue to serve until his or her successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Vermont or shareholders of the corporation unless so required by the articles of incorporation.

SECTION 3.3    REGULAR MEETINGS OF THE BOARD OF DIRECTORS.

               A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place (which may be within or without the State of Vermont) for the holding of additional regular meetings without other notice than such resolution. As is provided by Section 3.7 of these bylaws, any such regular meeting may be held by telephone.

SECTION 3.4    SPECIAL MEETINGS OF THE BOARD OF DIRECTORS.

               Special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place either within or without the State of Vermont as the place for holding any special meeting of the board of directors. As is provided by Section 3.7 of these bylaws, such meeting may be held by telephone.

SECTION 3.5    NOTICE OF, AND WAIVER OF NOTICE FOR, SPECIAL DIRECTOR MEETINGS.

               Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two business days prior thereto either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective

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at the earliest of: (1) when received; (2) five days after deposited in the
United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance (including participation by telephone) of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.6    DIRECTOR QUORUM.

               A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number. Any amendment to this quorum requirement is subject to the provisions of Section 3.8 of these bylaws.

SECTION 3.7    DIRECTORS, MANNER OF ACTING.

               The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action is subject to the provisions of Section 3.8 of these bylaws.
[B
               Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

               A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

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SECTION 3.8    ESTABLISHING A SUPERMAJORITY QUORUM OR VOTING REQUIREMENT FOR THE
BOARD OF DIRECTORS.

               For the purposes of this Section 3.8, a "supermajority quorum" is a requirement that more than a majority of the directors in office must be present to constitute a quorum, and a "supermajority voting requirement" is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present in order to be the act of the directors.

               A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

                    (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or
                    (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

               A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

               Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

SECTION 3.9    DIRECTOR ACTION WITHOUT A MEETING.

               Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors take the action, each one signs a written consent describing the action taken, and the consents are filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

SECTION 3.10   REMOVAL OF DIRECTORS.

               The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. If cumulative voting is authorized, a director may not be removed if the number of votes

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sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.

SECTION 3.11   BOARD OF DIRECTOR VACANCIES.

               Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies, then and until the shareholders act:

                    (1)  the board of directors may fill the vacancy; or
                    (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

               If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

               A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

               The term of a director elected to fill a vacancy expires at the new shareholders' meeting at which directors are elected. Despite the expiration of his or her term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

SECTION 3.12   DIRECTOR COMPENSATION.

               Unless otherwise provided in the articles of incorporation, by resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

SECTION 3.13   DIRECTOR COMMITTEES.

                    (a) CREATION OF COMMITTEES. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

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                    (b)  SELECTION OF MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the articles of incorporation to take such action (or, if not specified in the articles, the numbers required by Section 3.7 to take action).

                    (c) REQUIRED PROCEDURES. Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of these bylaws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

                    (d) AUTHORITY. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

                         (1)  authorize distributions;
                         (2) approve or propose to shareholders action that the Vermont Business Corporation Act requires be approved by shareholders;
                         (3) fill vacancies on the board of directors or on any of its committees;
                         (4) amend the articles of incorporation pursuant to the authority of directors to do so granted by the Vermont Business Corporation Act;
                         (5)  adopt, amend, or repeal bylaws;
                         (6) approve a plan of merger not requiring shareholder approval;
                         (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or
                         (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

                              ARTICLE IV. OFFICERS

SECTION 4.1    NUMBER OF OFFICERS.

               The officers of the corporation shall be a president and a secretary, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including a treasurer and any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint

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one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation, except that the offices of president and secretary may not be held by the same person.

SECTION 4.2    APPOINTMENT AND TERM OF OFFICE.

               The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board shall have the right to remove the officer at any time prior to the termination of such term.) If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in
Section 4.3.

SECTION 4.3    REMOVAL OF OFFICERS.

               Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4    THE PRESIDENT.

               The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation so authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SECTION 4.5    THE VICE-PRESIDENTS.

               If appointed, in the absence of the president or in the event of his or her death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer, if any, shall perform such duties of the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

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SECTION 4.6    THE SECRETARY.

               The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation requires its seal; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.7    THE TREASURER.

               If appointed, the treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

SECTION 4.8    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

               The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

SECTION 4.9    SALARIES.

               The salaries of the officers shall be fixed from time to time by the board of directors.

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               ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              AGENTS, AND EMPLOYEES

SECTION 5.1    INDEMNIFICATION OF DIRECTORS.

               Unless otherwise provided in the articles of incorporation, the corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the corporation, against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with Section 8.55 of the Vermont Business Corporation Act and a determination has been made in accordance with the procedures set forth in
Section 8.55 of the Vermont Business Corporation Act that the director met the standards of conduct and other requirements set forth in paragraphs (a), (b), and (c) below.

                    (a)  STANDARD OF CONDUCT

                         The  individual shall demonstrate that:

                         (1) the director conducted himself or herself in good faith; and
                         (2)  the director reasonably believed:

                              (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation's best interests;
                              (ii) in all other cases, that his or her conduct
                                   was at least not opposed to the corporation's best interests; and

                         (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

                    (b)  NO INDEMNIFICATION PERMITTED IN CERTAIN CIRCUMSTANCES

                         The corporation shall not indemnify a director under this Section 5.1:

                              (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
                              (ii) in connection with any other proceeding
                                   charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

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                    (c)  INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED

                         Indemnification permitted under this Section 5.1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

SECTION 5.2    ADVANCE EXPENSES FOR DIRECTORS.

               If a determination is made, following the procedures of Section
8.55 of the Vermont Business Corporation Act that the director has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in Section 8.55 of the Vermont Business Corporation Act, then, unless otherwise provided in the articles of incorporation, the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

                         (1) the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the standard of conduct described in Section 5.1 of these bylaws;

                         (2) the director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

                         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1 of these bylaws or Chapter 8, Subchapter 5 of the Vermont Business Corporation Act.

SECTION 5.3 INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT DIRECTORS.

               Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to the same extent as a director, as determined by the general or specific action of the board of directors.

SECTION 5.4    MANDATORY INDEMNIFICATION.

               Unless limited by the articles of incorporation, a corporation shall indemnify a director and an officer of the corporation in accordance with Sections 8.52 and 8.56 of the Vermont Business Corporation Act.

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SECTION 5.5    INSURANCE.

               Notwithstanding the foregoing, no individual for whom indemnification is intended hereunder shall be indemnified for any cost or liability for which coverage and reimbursement are provided under an insurance policy.

SECTION 5.6    NOTICE TO SHAREHOLDERS REGARDING INDEMNIFICATION.

               If the corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1    CERTIFICATES FOR SHARES.

                    (a)  CONTENT

                         Certificates representing shares of the corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is organized under the laws of Vermont; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Certificates shall state conspicuously, either on their face or on their back, the existence of restrictions on transfer of shares, if any. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary or the treasurer and may be sealed with a corporate seal or a facsimile thereof.

                    (b)  LEGEND AS TO CLASS OR SERIES

                         If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class; and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series); and the corporation's right, if any, to make distributions pursuant to Section 6.40(c)(2) of the Vermont Business Corporation Act which may impair preferential rights must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder the above-listed information on request in writing and without charge.

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                    (c)  SHAREHOLDER LIST

                         The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

                    (d)  TRANSFERRING SHARES

                         All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of director may prescribe.

SECTION 6.2    SHARES WITHOUT CERTIFICATES.

                    (a)  ISSUING SHARES WITHOUT CERTIFICATES

                         Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

                    (b)  INFORMATION STATEMENT REQUIRED

                         Within a reasonable time after the issue or transfer of shares without certificates, and at least annually thereafter, the corporation shall send the shareholder a written statement containing at a minimum:

                         (1) the name of the issuing corporation and that it is organized under the laws of Vermont;
                         (2)  the name of the person to whom issued;
                         (3) the number and class of shares and the designation of the series, if any, of the issued shares; and
                         (4) the existence of restrictions on transfer of the issued shares.

                         If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class; and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series); and the corporation's right, if any, to make distributions pursuant to Section 6.40(c)(2) of the Vermont Business Corporation Act which may impair preferential rights.

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SECTION 6.3    REGISTRATION OF THE TRANSFER OF SHARES.

               Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 6.4    RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

               The articles of incorporation, bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares agree in writing to the restriction or voted in favor of the restriction.

               A restriction on the transfer or registration of transfer of shares may be authorized:

                         (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;
                         (2) to preserve exemptions under federal or state securities law;
                         (3)  for any other reasonable purpose.

               A restriction on the transfer or registration of transfer of shares may:

                         (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;
                         (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;
                         (3) require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;
                         (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

               A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.4 and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 6.2 of these bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

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SECTION 6.5    ACQUISITION OF SHARES.

               The corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

               If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or by the board of directors without shareholder action. The articles of amendment must be delivered to the Vermont Secretary of State and must set forth:

                         (1)  the name of the corporation;
                         (2) the reduction in the number of authorized shares, itemized by class and series; and
                         (3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

                           ARTICLE VII. DISTRIBUTIONS

SECTION 7.1    DISTRIBUTIONS.

               The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

                    ARTICLE VIII. CORPORATE SEAL; FISCAL YEAR

SECTION 8.1    CORPORATE SEAL.

               The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, Vermont as the state of incorporation, and the words "Corporate Seal."

SECTION 8.2    FISCAL YEAR.

               The fiscal year of the corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

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                             ARTICLE IX. AMENDMENTS

SECTION  9.1   AMENDMENTS.

               The corporation's board of directors may amend or repeal the corporation's bylaws unless:

                         (1) the articles of incorporation or the Vermont Business Corporation Act reserve this power exclusively to the shareholders in whole or part; or

                         (2) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

                         (3) the bylaw either establishes, amends, or deletes a supermajority shareholder quorum or voting requirement (as defined in Section 2.8 of these bylaws).

               Any amendment which changes the voting or quorum requirement for the board must comply with Section 3.8 of these bylaws, and for the shareholders, must comply with Section 2.8 of these bylaws.

               The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

                            ARTICLE X. MISCELLANEOUS

SECTION  10.1  REFERENCES TO VERMONT ACT.

               All references in these bylaws to the Vermont Business Corporation Act and sections thereof shall mean and include said Act and sections as they may be amended or supplemented.

SECTION  10.2  EFFECT OF SHAREHOLDERS' AGREEMENT.

               To the extent permitted by law, in the event that these bylaws are inconsistent with provisions of an agreement among all or some of the shareholders and the corporation, the provisions of such agreement shall govern to the extent of any inconsistency, and the inconsistent provisions of these bylaws shall be deemed to be replaced thereby.

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